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                                                                   EXHIBIT 2.1.3

                           CERTIFICATE OF AMENDMENT
                           (AFTER ISSUANCE OF STOCK)
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                      AMERICAN DIVERSIFIED HOLDINGS, INC.



      The undersigned, being the President and Secretary of American Diversified Holdings, Inc., (the "Corporation") hereby declare that the original Articles of Incorporation were filed with the Secretary of State of the State of Nevada on February 5, 1997 under the name AMERICAN DIVERSIFIED HOLDINGS, INC. The Board of Directors has subsequently amended the Articles of Incorporation on April 1, 1997 and November 20, 1997. The Board of Directors of said Corporation by unanimous written consent, effected on the 20th day of December, 1997, adopted a resolution to amend the Articles of Incorporation, as amended. The number of shares of the Corporation's outstanding common stock entitled to vote on an amendment to the Articles is 10,000,000. The following change and amendment have been consented to and approved by a majority vote of the common stock outstanding and entitled to vote thereon. The Third Article of the Corporation's Articles of Incorporation is hereby amended and restated in its entirety as follows:


      "THIRD:

            Section 1. Authorized Shares. This Corporation is authorized to issue two classes of shares designated respectively "Common Stock" and "Preferred Stock." The authorized number of shares of Common Stock is 110,000,000 shares, having a par value of $.001 per share, and the authorized number of shares of Preferred Stock is 50,000,000 shares, having a par value of $.001 per share.

            The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix the number of shares of any series of Preferred Stock and to determine the designation of any such series. The Board of Directors is also authorized to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of Preferred Stock and, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issue of shares of that series.

            Section 2. Voting Rights of Stockholders. Each holder of the Common Stock shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation. Each holder of Preferred Stock shall be entitled to vote in the manner prescribed by the Board of Directors.


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            Section 3. Consideration for Shares. The Common Stock and Preferred
            Stock shall be issued for such consideration, as shall be fixed from time to time by the Board of Directors. In the absence of fraud, the judgment of the Directors as to the value of any property for shares shall be conclusive. When shares are issued upon payment of the consideration fixed by the Board of Directors, such shares shall be taken to be fully paid stock and shall be non-assessable. The Articles shall not be amended in this particular."


      THE UNDERSIGNED, being the President and Secretary of AMERICAN DIVERSIFIED HOLDINGS, INC. hereby declare and certify that the facts herein stated are true, and, accordingly, have each set their hand this 20th day of December, 1997.



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                                          American Diversified Holdings, Inc.



Executed December 20, 1997.               /s/ PETER HARTMANN
                                          --------------------------------------
                                          Peter Hartmann, President


STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF               )


      On December 20, 1997, before me, the undersigned, a notary public, personally appeard Peter Hartmann, known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to this instrument and acknowledged that he executed it.


                                  /s/ WILLIAM J. ROBISON
                                  --------------------------------------------
                                  (Signature)

                                  William J. Robison
                                  ----------------------------------------------
                                  (Printed Name)

                                  Notary Public in and for the State of
                                  California.

                                  My commission expires on Jan. 30, 2001.


(SEAL)


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                                          American Diversified Holdings, Inc.


Executed December 24, 1997.               By: /s/ THOMAS CORCOVELOS
                                              ----------------------------------
                                              Thomas Corcovelos, Secretary


STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF               )


      On December 24, 1997, before me, the undersigned, a notary public, personally appeard Peter Hartmann, known to me, or proved to me on the basis of satisfactory evidence, to be the person whose name is subscribed to this instrument and acknowledged that he executed it.

                                  /s/ NANCY J. SCHUTTEE
                                  --------------------------------------------
                                  (Signature)

                                  Nancy J. Schuttee
                                  ----------------------------------------------
                                  (Printed Name)

                                  Notary Public in and for the State of
                                  California.

                                  My commission expires on January 29, 1998.


(SEAL)